EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-3 of Performant Financial Corporation of our report dated March 22, 2021, relating to the consolidated financial statements of Performant Financial Corporation appearing in the Annual Report on Form 10-K of Performant Financial Corporation for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Baker Tilly US, LLP

Milwaukee, Wisconsin
July 26, 2021